NOVEMBER 8, 2017 Third Quarter 2017 Earnings Call

Safe Harbor Statement FORWARD-LOOKING STATEMENTS This presentation includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Actual results may differ from expectations, estimates and projections and, consequently, readers should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “target,” “assume,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believe,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements involve significant risks and uncertainties that could cause actual results to differ materially from expected results, including, among other things, those described in our Annual Report on Form 10-K for the year ended December 31, 2016, and any subsequent Quarterly Reports on Form 10-Q, under the caption “Risk Factors.” Factors that could cause actual results to differ include, but are not limited to: the state of credit markets and general economic conditions; changes in interest rates and the market value of our assets; changes in prepayment rates of mortgages underlying our target assets; the rates of default or decreased recovery on the mortgages underlying our target assets; the occurrence, extent and timing of credit losses within our portfolio; the concentration of credit risks we are exposed to; declines in home prices; our ability to establish, adjust and maintain appropriate hedges for the risks in our portfolio; the availability and cost of our target assets; the availability and cost of financing; changes in the competitive landscape within our industry; our ability to effectively execute and to realize the benefits of strategic transactions and initiatives we have pursued or may in the future pursue; our ability to manage various operational risks and costs associated with our business; interruptions in or impairments to our communications and information technology systems; our ability to acquire mortgage servicing rights (MSR) and successfully operate our seller-servicer subsidiary and oversee our subservicers; the impact of any deficiencies in the servicing or foreclosure practices of third parties and related delays in the foreclosure process; our distribution of Granite Point shares to the holders of our common stock; our exposure to legal and regulatory claims; legislative and regulatory actions affecting our business; the impact of new or modified government mortgage refinance or principal reduction programs; our ability to maintain our REIT qualification; and limitations imposed on our business due to our REIT status and our exempt status under the Investment Company Act of 1940. Readers are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Two Harbors does not undertake or accept any obligation to release publicly any updates or revisions to any forward-looking statement to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based. Additional information concerning these and other risk factors is contained in Two Harbors’ most recent filings with the Securities and Exchange Commission (SEC). All subsequent written and oral forward-looking statements concerning Two Harbors or matters attributable to Two Harbors or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements above. This presentation may include industry and market data obtained through research, surveys, and studies conducted by third parties and industry publications. We have not independently verified any such market and industry data from third-party sources. This presentation is provided for discussion purposes only and may not be relied upon as legal or investment advice, nor is it intended to be inclusive of all the risks and uncertainties that should be considered. This presentation does not constitute an offer to purchase or sell any securities, nor shall it be construed to be indicative of the terms of an offer that the parties or their respective affiliates would accept. Readers are advised that the financial information in this presentation is based on company data available at the time of this presentation and, in certain circumstances, may not have been audited by the company’s independent auditors. 2

Quarterly Summary(1) • Total return on book value of 4.6%(2) – Book value of $20.12 per common share and cash dividend of $0.52 per common share • Comprehensive Income of $161.6 million, or $0.93 per basic common share • Core Earnings(3) of $89.2 million, or $0.51 per basic common share • Issued 11,500,000 shares of 7.625% Series B fixed-to-floating rate cumulative redeemable preferred stock for proceeds, net of offering costs, of $278.1 million • Subsequent to quarter end, on November 1, 2017, distributed approximately 33.1 million shares of common stock of Granite Point Mortgage Trust Inc. (“Granite Point”) (NYSE: GPMT) to Two Harbors’ common stockholders and concurrently effected a one-for-two reverse stock split 3 (1) On November 1, 2017, the company completed its previously announced one-for-two reverse stock split of its outstanding shares of common stock. In accordance with generally accepted accounting principles, all common share and per common share amounts presented herein have been adjusted on a retroactive basis to reflect the reverse stock split. Except as otherwise indicated in this presentation, reported data is as of or for the period ended September 30, 2017. (2) See Appendix slide 16 for calculation of Q3-2017 return on book value. (3) Core Earnings is a non-GAAP measure. Please see Appendix slide 20 of this presentation for a definition of Core Earnings and a reconciliation of GAAP to non-GAAP financial information. DELIVERED STRONG QUARTER HIGHLIGHTS

Strategic Overview 4 ü Delivered total stockholder return of 25% in 2017(1) ü Grew Core Earnings to $0.51 per basic common share(2) ü Three dividend increases (1) Two Harbors’ total stockholder return is calculated for the period December 31, 2016 through September 30, 2017. Total stockholder return is defined as stock price appreciation including dividends. Source: Bloomberg. (2) Core Earnings is a non-GAAP measure. Please see Appendix slide 20 of this presentation for a definition of Core Earnings and a reconciliation of GAAP to non-GAAP financial information. Plan for 2017 Executing on Plan More focused business model - Reduced operating complexity and costs in 2017, following discontinuation of mortgage loan conduit business - Formed Granite Point Mortgage Trust to continue and expand on commercial real estate business; potential for higher valuation for both companies - On 11/1/2017, distributed approximately 33.1 million shares of Granite Point common stock to Two Harbors' stockholders Attractive investment opportunities in target assets Opportunistically added Agency and non-Agency RMBS; grew portfolio of high-quality new issue MSR through flow sale arrangements and bulk deals Opportunistic use of capital structure Enhanced balance sheet and capital structure through a convertible debt and two preferred stock offerings; effected one- for-two reverse stock split Sophisticated approach to risk management MSR paired with Agency RMBS produces strong returns, with lower leverage and lower sensitivity to mortgage spreads and interest rates

Two Harbors Going Forward 5 INDUSTRY LEADING HYBRID MORTGAGE REIT ü Deliver strong results and book value stability through a variety of rate environments Focused business model allows for more efficiencies Opportunistic capital allocation across Rates and Credit strategies Diversify financing profile and manage capital structure to optimize earnings and stockholder returns Maintain sophisticated approach to risk management

(Dollars in millions, except per share data) Q3-2017 Book Value Q3-2017 Book Value per share YTD-2017 Book Value YTD-2017 Book Value per share Beginning common stockholders’ equity $3,444.6 $19.74 $3,401.1 $19.56 GAAP Net Income: Core Earnings, net of tax(1) 98.1 294.9 Dividend declaration - preferred (8.9) (13.2) Core Earnings attributable to common stockholders, net of tax(1) 89.2 281.7 Realized and unrealized gains and losses, net of tax 4.0 (112.1) Other comprehensive income 68.4 223.8 Dividend declaration - common (90.7) (268.7) Contribution of TH Commercial Holdings LLC to Granite Point(2) — (13.8) Other 4.1 12.3 Balance before capital transactions 3,519.6 3,524.3 Preferred stock issuance costs (9.4) (14.3) Issuance of common stock, net of offering costs 0.1 0.3 Ending common stockholders’ equity $3,510.3 $20.12 $3,510.3 $20.12 Total preferred stock liquidation preference 431.3 431.3 Noncontrolling Interest 189.8 189.8 Ending total equity $4,131.4 $4,131.4 Book Value 6 Comprehensive Income (GAAP) Q3-2017 Comprehensive Income of $161.6 million. Declared Q3-2017 dividends of $0.52 per common share and $0.50781 per Series A preferred share and $0.51892 per Series B preferred share. (1) Please see Appendix slide 20 for a definition of Core Earnings and a reconciliation of GAAP to non-GAAP financial information. (2) Impact of Granite Point’s consolidated balance sheet subsequent to IPO. Noncontrolling ownership in Granite Point; portion of equity and net income not attributable to Two Harbors.

Core Earnings Summary[1]

(Dollars in millions, except per share data)	Q2-2017	Q3-2017	Variance ($)
Interest income	$208.6	$195.6	($13.0)
Interest expense	90.8	99.0	(8.2)
Net interest income	117.8	96.6	(21.2)
Loss on swaps and swaptions	(2.6)	(0.4)	2.2
Gain on other derivatives	3.3	2.8	(0.5)
Servicing income, net of amortization on MSR	19.4	18.0	(1.4)
Dividend income on investment in Granite Point	—	10.7	10.7
Other	1.4	1.2	(0.2)
Total other income	21.5	32.3	10.8
Expenses	36.9	28.8	8.1
Provision for income taxes	0.5	2.0	1.5
Core Earnings attributable to noncontrolling interest	0.1	—	(0.1)
Core Earnings attributable to Two Harbors [1]	**101.8**	**98.1**	**(3.7)**
Dividends on preferred stock	4.3	8.9	(4.6)
Core Earnings attributable to common stockholders[1]	**$97.5**	**$89.2**	**($8.3)**
Basic weighted average Core EPS	**$0.56**	**$0.51**	**($0.05)**

- Core Earnings includes only Granite Point's declared dividend; most accurate reflection of our incoming cash associated with holding Granite Point common stock
- Core Earnings benefited from higher average balances of RMBS, offset by higher amortization on Agency RMBS, Agency IO and MSR; driven by increased prepayments
- Realized favorable difference of $2.2 million in swap expenses due to increases in short-term LIBOR
- Expenses decreased due to the de-boarding fees and transfer fees recognized in the prior quarter as we repositioned MSR portfolio across the subservicer network

(1) Core Earnings is a non-GAAP measure. Please see Appendix slide 20 for a definition of Core Earnings and a reconciliation of GAAP to non-GAAP financial information.

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Illustrative Pro Forma Core Earnings[1]

(Dollars in millions)	Consolidated Two Harbors Core Earnings	Granite Point Mortgage Trust Q3 Dividend	Standalone Two Harbors Core Earnings
Interest income	$ 195.6	—	$ 195.6
Interest expense	99.0	—	(99.0)
Net interest income	96.6	—	96.6
Loss on swaps and swaptions	(0.4)	—	(0.4)
Gain on other derivatives	2.8	—	2.8
Servicing income, net of amortization on MSR	18.0	—	18.0
Dividend income on investment in Granite Point	10.7	10.7	—
Other	1.2	—	1.2
Total other income	32.3	10.7	21.6
Expenses	28.8	—	28.8
Benefit from income taxes	2.0	—	2.0
Core Earnings attributable to noncontrolling interest	—	—	—
Core Earnings attributable to Two Harbors[1]	**$ 98.1**	**$ 10.7**	**$ 87.4**
Dividends on preferred stock	8.9	—	8.9
Core Earnings attributable to common stockholders[1]	**$ 89.2**	**$ 10.7**	**$ 78.5**

Expect to have numerically lower Core Earnings due to the lower capital base, but believe that Core Earnings as a percent of book value has the potential to increase

	Q3 As Reported		Q3 Pro Forma	
(Dollars in millions, except per share data)	$	Per Basic Share	$	Per Basic Share
Core Earnings	$ 89.2	$ 0.51	$ 78.5	$ 0.45
Average Common Equity	$ 3,487.9		$ 2,847.3	
Core Earnings as a % of Average Common Equity	**10.2%**		**11.0%**	

(1) Core Earnings is a non-GAAP measure. Please see Appendix slide 20 for a definition of Core Earnings and a reconciliation of GAAP to non-GAAP financial information.

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Illustrative Pro Forma Balance Sheet as of Sept. 30, 2017

(unaudited, dollars in thousands, except per share data)	*Consolidated* Two Harbors Investment Corp.	Granite Point Mortgage Trust Inc.	*Standalone* Two Harbors Investment Corp.
ASSETS			
Available-for-sale securities, at fair value	$ 20,199,094	$ 12,814	$ 20,186,280
Commercial real estate assets	2,171,344	2,171,344	—
Mortgage servicing rights, at fair value	930,613	—	930,613
Residential mortgage loans held-for-investment in securitization trusts, at fair value	3,031,191	—	3,031,191
Residential mortgage loans held-for-sale, at fair	31,197	—	31,197
Cash and cash equivalents	539,367	142,391	396,976
Restricted cash	343,813	2,331	341,482
Other assets	557,155	27,847	556,766
Total Assets	$ 27,803,774	$ 2,356,727	$ 25,474,505
LIABILITIES AND EQUITY			
Liabilities			
Repurchase agreements	$ 18,297,392	$ 1,475,264	$ 16,822,128
Collateralized borrowings in securitization trusts, at fair value	2,785,413	—	2,785,413
Federal Home Loan Bank advances	1,998,762	—	1,998,762
Revolving credit facilities	40,000	—	40,000
Convertible senior notes	282,543	—	282,543
Other liabilities	268,283	50,689	245,052
Total liabilities	23,672,393	1,525,953	22,173,898
Total Stockholders' Equity	3,941,564	830,774	3,300,607
Noncontrolling interest	189,817	—	—
Total equity	4,131,381	830,774	3,300,607
Total Liabilities and Equity	$ 27,803,774	$ 2,356,727	$ 25,474,505
Common shares outstanding	174,489,356	43,235,103	174,489,356
Preferred stock liquidation preference	$ 431,250		$ 431,250
Book Value	$ 20.12	$ 19.22	$ 16.44
Debt-to-equity	5.0 (1)	1.8	5.8

PRO-FORMA BOOK VALUE OF $16.44 AT SEPT. 30, 2017

- Debt-to-equity nominally increases with removal of lower levered CRE portfolio of Granite Point

Note: This unaudited pro forma balance sheet has been prepared for illustrative purposes only, and is not necessarily indicative of Two Harbors' financial condition and operating results that would have occurred if the distribution of Granite Point shares has been consummated as of September 30, 2017, nor is it necessarily indicative of the financial condition or results of operations that may be expected for any future period or date.

(1) Defined as total borrowings to fund RMBS, commercial real estate assets, MSR and Agency Derivatives, divided by total equity. The company's September 30, 2017 debt-to-equity ratio includes the consolidation of Granite Point's assets and liabilities. Excluding the noncontrolling interest from the Granite Point IPO, the company's debt-to-equity ratio as of September 30, 2017 would have been 5.8x.

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Diversified Financing Profile 10 OPTIMIZING FINANCING STRUCTURE REPURCHASE AGREEMENTS • Outstanding borrowings of $18.3 billion with 25 active counterparties; 33 total counterparties • Repo markets functioning efficiently for RMBS • Repo balance includes the consolidation of Granite Point financing facilities FEDERAL HOME LOAN BANK OF DES MOINES • Outstanding secured advances of $2.0 billion • Weighted average borrowing rate of 1.56% • Anticipate secured advances to decline in future quarters FINANCING FOR MSR • Outstanding borrowings of $40.0 million under revolving credit facilities • Additional available capacity of $50.0 million as of September 30, 2017 • Continue to advance MSR financing discussions

HISTORICAL CAPITAL ALLOCATIONPORTFOLIO COMPOSITION(1) Portfolio Composition 11 $23.7 BILLION PORTFOLIO AS OF SEPTEMBER 30, 2017 (1) For additional detail on the portfolio, see Appendix slides 21-26. (2) Commercial consists of the consolidated financial results of Granite Point and its subsidiaries, which assets include senior, mezzanine and B-note commercial real estate debt and related instruments. (3) MSR includes Ginnie Mae buyout residential mortgage loans. (4) Assets in “Rates” include Agency RMBS, Agency Derivatives, MSR and Ginnie Mae buyout residential mortgage loans. (5) Assets in “Credit” include non-Agency securities, net economic interests in securitization trusts, prime jumbo residential mortgage loans and credit sensitive residential mortgage loans. Rates(3) $10,766 Commercial(2) $2.2b September 30, 2016 June 30, 2017 September 30, 2017 Rates(4) 54% 54% 55% Credit(5) 31% 28% 29% Commercial(2) 15% 18% 16% OPPORTUNISTIC CAPITAL ALLOCATION Agency $17.6b MSR(3) $1.0b Non-Agency $2.6b Rates(4) $18.6b Credit(5) $2.9b Commercial(2) $2.2b Conduit $0.3b If Granite Point shares had been distributed on September 30, 2017, capital allocation to the Rates and Credit strategies would have been 66% and 34%, respectively.

Portfolio Performance

DRIVING SUPERIOR PORTFOLIO PERFORMANCE

Q3-2017 PERFORMANCE SUMMARY

RATES

- Added Agency pools early in the quarter
- Mortgage basis tightened and specified pools performed well
- Interest rate volatility remained muted

CREDIT

- Underlying residential credit environment continued to improve
- Realized attractive yields on our portfolio
- Price improvement in deeply discounted legacy non-Agency securities

PORTFOLIO METRICS

Three Months Ended	June 30, 2017	September 30, 2017	Standalone TWO
Annualized portfolio yield during the quarter	**3.96%**	**3.90%**	**3.66%**
Rates			
Agency RMBS, Agency Derivatives and MSR	3.2%	3.1%	3.1%
Credit			
Non-Agency securities, Legacy(1)	8.5%	8.4%	8.4%
Non-Agency securities, New issue(1)	7.2%	6.6%	6.6%
Net economic interest in securitization trusts	11.0%	11.0%	11.0%
Residential mortgage loans held-for-sale	5.1%	5.1%	5.1%
Commercial(2)	6.2%	6.4%	n/a
Annualized cost of funds on average repurchase and advance balance during the quarter(3)	**1.60%**	**1.83%**	**1.68%**
Annualized interest rate spread for aggregate portfolio during the quarter	**2.36%**	**2.07%**	**1.98%**

(1) "Legacy" non-Agency securities includes non-Agency bonds issued up to and including 2009. "New issue" non-Agency securities includes bonds issued after 2009.
(2) Commercial consists of the consolidated financial results of Granite Point and its subsidiaries, which assets include senior, mezzanine and B-note commercial real estate debt and related instruments.
(3) Cost of funds includes interest spread expense associated with the portfolio's interest rate swaps.

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Rates Update

- Opportunity to capitalize on Fed's tapering of RMBS
- Pairing MSR with Agency RMBS results in a portfolio that has higher return potential with lower mortgage spread risk
  - Mitigates impact to book value in spread widening scenario
- Expect attractive investment opportunities in wider spread environment

Book Value Sensitivity to Mortgage Spreads[1]

Mortgage Spreads	Change in Agency RMBS and Mortgage Derivatives	Change in MSR	Total Overall Rates Strategy Change[2]
25 basis points wider	$ (140)	$ 44	$ (96)
			(2.9%)
15 basis points wider	$ (82)	$ 27	$ (55)
			(1.7%)
15 basis points tighter	$ 75	$ (31)	$ 44
			1.3 %
25 basis points tighter	$ 120	$ (53)	$ 67
			2.0 %

(1) Dollars in millions. The information presented in this table projects the potential impact on book value of instantaneous changes in mortgage spreads. Spread sensitivity is based on results from third party models in conjunction with inputs from our internal investment professionals. Actual results could differ materially from these estimates.
(2) Percentage shown is the expected change on a pro-forma capital base of approximately $3.3 billion.

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Credit Update

RESIDENTIAL CREDIT TAILWINDS

- Home prices continue to improve; CoreLogic Home Price Index up 7.0% on a rolling 12-month basis[1]
  - Supported by affordability, low housing supply and strong demand
- Believe future performance will remain strong, driven by increasing prepayments, lower delinquencies, defaults and severities

PORTFOLIO SUMMARY

- Non-Agency securities holdings of $2.6 billion; primarily positioned in deeply discounted legacy subprime non-Agency RMBS due to yield pick-up these assets can realize
- Strong total return opportunities in discounted legacy non-Agency securities
- Average legacy market price of ~$77 allows ability to capture upside price appreciation[2]

(1) Source: CoreLogic Home Price Index rolling 12-month change as of September 2017.
(2) Weighted average market price utilized current face for weighting purposes. Please see slide 25 in the Appendix for more information on our legacy non-Agency securities portfolio.

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Appendix

Return on Book Value 16 (1) Return on book value for the three-month period ended September 30, 2017 is defined as the increase in book value per common share from June 30, 2017 to September 30, 2017 of $0.38 per common share, plus dividends declared of $0.52 per common share, divided by June 30, 2017 book value of $19.74 per common share. (2) Return on book value for the nine-month period ended September 30, 2017 is defined as the increase in book value per common share from December 31, 2016 to September 30, 2017 of $0.56 per common share, plus dividends declared of $1.54 per common share, divided by December 31, 2016 book value of 19.56 per common share. Return on common book value Q3-2017 (Per common share amounts, except for percentage) Book value at June 30, 2017 $19.74 Book value at September 30, 2017 20.12 Increase in book value 0.38 Dividends declared in Q3-2017 0.52 Return on book value Q3-2017 $0.90 Percent return on book value Q3-2017(1) 4.6% Return on common book value YTD-2017 (Per common share amounts, except for percentage) Book value at December 31, 2016 $19.56 Book value at September 30, 2017 20.12 Increase in book value 0.56 Dividends declared in YTD-2017 1.54 Return on book value YTD-2017 $2.10 Percent return on book value YTD-2017(2) 10.7%

Book Value ($) Dividend Declared ($) $25.00 $20.00 $15.00 $10.00 Q3-2016 Q4-2016 Q1-2017 Q2-2017 Q3-2017 $20.02 $19.56 $19.82 $19.74 $20.12 $0.46 $0.48 $0.50 $0.52 $0.52 Comp. Income ($M) Comp. Income ROACE (%) $150 $100 $50 $0 -$50 -$100 20% 10% 0% -10% -20% Q3-2016 Q4-2016 Q1-2017 Q2-2017 Q3-2017 $136.5 $2.2 $145.7 $85.9 $161.6 15.7% 0.3% 16.9% 9.9% 18.5% DIVIDENDS(1) Financial Performance 17 COMPREHENSIVE INCOME BOOK VALUE AND DIVIDEND PER COMMON SHARE(1) GAAP NET INCOME (1) Historical dividends may not be indicative of future dividend distributions. The company ultimately distributes dividends based on its taxable income per common share, not GAAP earnings. The annualized dividend yield on the company’s common stock is calculated based on the closing price of the last trading day of the relevant quarter. Dividend per common share ($) Divided Yield (%) $0.60 $0.50 $0.40 $0.30 $0.20 $0.10 $0.00 15.0% 10.0% 5.0% Q3-2016 Q4-2016 Q1-2017 Q2-2017 Q3-2017 $0.46 $0.48 $0.50 $0.52 $0.52 10.8% 11.0% 10.4% 10.5% 10.3% GAAP Net Inc. ($M) GAAP Earnings per basic common share ($) $400 $300 $200 $100 $0 -$100 $3.00 $2.00 $1.00 $0.00 -$1.00 -$2.00 -$3.00 -$4.00 Q3-2016 Q4-2016 Q1-2017 Q2-2017 Q3-2017 $117.8 $341.4 $72.0 $4.3 $93.2 $0.68 $1.96 $0.41 $0.02 $0.53

Q3-2017 Operating Performance

	Q3-2017				
(In millions, except for per common share data)	Core Earnings[1]	Realized Gains (Losses)	Unrealized MTM	Controlling Interest in Granite Point Net Income	Total
Interest income	$195.6	$—	$—	$30.9	$226.5
Interest expense	99.0	—	—	12.5	111.5
Net interest income	96.6	—	—	18.4	115.0
Net other-than-temporary impairment losses	—	—	—	—	—
(Loss) gain on investment securities	—	(3.9)	9.5	—	5.6
(Loss) gain on interest rate swaps and swaptions	(0.4)	32.9	(32.7)	—	(0.2)
Gain (loss) on other derivative instruments	2.8	(19.3)	(2.5)	—	(19.0)
Servicing income	57.4	—	—	—	57.4
(Loss) gain on servicing asset	(39.4)	(0.5)	10.7	—	(29.2)
Gain on residential mortgage loans held-for-sale	—	0.1	0.3	—	0.4
Dividend income on investment in Granite Point	10.7	—	—	—	n/a
Other income (loss)	1.2	(1.7)	8.6	—	8.1
Total other income (loss)	32.3	7.6	(6.1)	—	23.1
Management fees & other operating expenses	28.8	3.0	—	6.9	38.7
Net income (loss) before income taxes	100.1	4.6	(6.1)	11.5	99.4
Income tax expense (benefit)	2.0	9.9	(17.3)		(5.4)
Net income (loss)	**98.1**	**(5.3)**	**11.2**	**11.5**	**104.8**
Net income attributable to noncontrolling interest	—	—	—	2.7	2.7
Net income (loss) attributable to Two Harbors	**98.1**	**(5.3)**	**11.2**	**8.8**	**102.1**
Dividends on preferred stock	8.9	—	—	—	8.9
Net income (loss) attributable to common stockholders	**$89.2**	**($5.3)**	**$11.2**	**$8.8**	**$93.2**
Weighted average earnings per basic common share	$0.51	($0.04)	$0.06	n/a	$ 0.53

(1) Core Earnings is a non-GAAP measure. Please see Appendix slide 20 of this presentation for a definition of Core Earnings and a reconciliation of GAAP to non-GAAP financial information.

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Q2-2017 Operating Performance

	Q2-2017			
(In millions, except for per common share data)	Core Earnings[1]	Realized Gains (Losses)	Unrealized MTM	Total
Interest income	$208.6	$—	$—	$208.6
Interest expense	90.8	—	—	90.8
Net interest income	117.8	—	—	117.8
Net other-than-temporary impairment losses	—	—	(0.4)	(0.4)
Gain (loss) on investment securities	—	33.3	(2.1)	31.2
Loss on interest rate swaps and swaptions	(2.6)	(30.1)	(44.1)	(76.8)
Gain (loss) on other derivative instruments	3.3	(47.6)	24.7	(19.6)
Servicing income	51.3	—	—	51.3
Loss on servicing asset	(31.9)	(0.6)	(14.1)	(46.6)
Gain on residential mortgage loans held-for-sale	—	0.2	0.1	0.3
Other income (loss)	1.4	(1.0)	2.5	2.9
Total other income (loss)	21.5	(45.8)	(33.4)	(57.7)
Management fees & other operating expenses	36.9	5.8	—	42.7
Net income (loss) before income taxes	102.4	(51.6)	(33.8)	17.4
Income tax expense (benefit)	0.5	(1.3)	9.5	8.7
Net income (loss)	**101.9**	**(50.3)**	**(43.3)**	**8.7**
Net income attributable to noncontrolling interest	0.1	—	—	0.1
Net income (loss) attributable to Two Harbors	101.8	(50.3)	(43.3)	8.6
Dividends on preferred stock	4.3	—	—	4.3
Net income (loss) attributable to common stockholders	**$97.5**	**($50.3)**	**($43.3)**	**$ 4.3**
Weighted average earnings per basic common share	$0.56	($0.29)	($0.25)	$0.02

(1) Core Earnings is a non-GAAP measure. Please see Appendix slide 20 of this presentation for a definition of Core Earnings and a reconciliation of GAAP to non-GAAP financial information.

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GAAP to Core Earnings Reconciliation(1) Reconciliation of GAAP to non-GAAP Information Three Months Three Months Ended (In thousands, except for per common share data) June 30, 2017 September 30, 2017 Reconciliation of Comprehensive income to Core Earnings: Comprehensive income $85.959 $161.601 Adjustment for other comprehensive income attributable to common stockholders: Unrealized gains on available-for-sale securities attributable to common stockholders (81,626) (68,425) Net income attributable to common stockholders $4,333 $93,176 Adjustments for non-core earnings: (Gain) loss on sale of securities and residential mortgage loans, net of tax (23,258) 2,168 Unrealized loss (gain) on securities and residential mortgage loans held-for-sale, net of tax 2,008 (9,752) Other-than-temporary impairment loss 429 — Unrealized losses on interest rate swaps and swaptions hedging interest rate exposure (or duration), net of tax 43,121 11,340 Realized loss (gain) on termination or expiration of swaps and swaptions, net of tax 35,358 (14,563) Losses on other derivative instruments, net of tax 14,497 14,578 Realized and unrealized gains on financing securitizations, net of tax (1,408) (6,835) Realized and unrealized loss (gain) on mortgage servicing rights, net of tax 16,600 (5,864) Change in servicing reserves, net of tax (16) (315) Non-cash equity compensation expense(2) 3,682 3,917 Tax valuation allowance (11) (57) Transaction expenses associated with the IPO of Granite Point 2,193 — Adjustments for Granite Point income to dividends on Granite Point shares: Controlling interest in GPMT core earnings for the three months ended September 30, 2017 — (9,273) TWO's share of GPMT dividends declared during the three months ended September 30, 2017 — 10,658 Core Earnings attributable to common stockholders $97,528 $89,178 (3) Weighted average basic common shares outstanding 174,473,168 174,488,296 Core Earnings per weighted average basic common share outstanding $0.56 $0.51 20 (1) Core Earnings is a non-U.S. GAAP measure that we define as comprehensive income attributable to common stockholders, excluding “realized and unrealized gains and losses” (impairment losses, realized and unrealized gains or losses on the aggregate portfolio, reserve expense for representation and warranty obligations on MSR, certain upfront costs related to securitization transactions, non-cash compensation expense related to restricted common stock, restructuring charges and transaction costs related to Granite Point’s initial public offering). As defined, Core Earnings includes interest income or expense and premium income or loss on derivative instruments and servicing income, net of estimated amortization on MSR. We believe the presentation of Core Earnings provides investors greater transparency into our period-over-period financial performance and facilitates comparisons to peer REITs. (2) This non-cash equity compensation expense was included in Core Earnings for periods ending prior to March 31, 2017. (3) For the three months ended September 30, 2017, Core Earnings excludes our controlling interest in Granite Point’s Core Earnings and includes our share of Granite Point’s declared dividend.  We believe this presentation is the most accurate reflection of our incoming cash associated with holding shares of Granite Point common stock and assists with the understanding of the forward-looking financial presentation of the company.

Rates: Agency RMBS Metrics 21 AGENCY PORTFOLIO YIELDS AND METRICS AGENCY RMBS CPR(1) (1) Agency weighted average 3-month Constant Prepayment Rate (CPR) includes IIOs (or Agency Derivatives). (2) Weighted average cost basis includes RMBS principal and interest securities only. Average purchase price utilized carrying value for weighting purposes. Portfolio Yield Realized Q2-2017 At June 30, 2017 Realized Q3-2017 At September 30, 2017 Agency yield 3.1% 3.0% 3.0% 3.0 % Repo and FHLB costs 1.2% 1.3% 1.4% 1.5 % Swap costs 0.2% —% 0.1% (0.1%) Net interest spread 1.7% 1.7% 1.5% 1.6 % Portfolio Metrics Q2-2017 Q3-2017 Weighted average 3-month CPR(1) 8.0% 8.0 % Weighted average cost basis(2) $106.6 $106.6 AGENCY PORTFOLIO COMPOSITION 15.0% 10.0% 5.0% 0.0% Q3-2016 Q4-2016 Q1-2017 Q2-2017 Q3-2017 9.7% 7.1% 5.6% 8.0% 8.0% 30-Year Fixed 4-4.5% 67.2% 30-Year Fixed 3-3.5% 26.2% 30-Year Fixed 5% & above 3.5% IO & Inverse IO 1.7% Hybrid ARMs and Other 1.4%

Rates: Agency RMBS 22 As of September 30, 2017 Par Value ($M) Market Value ($M) % Prepay Protected(1) Amortized Cost Basis ($M) Weighted Average Coupon Weighted Average Age (Months) 30-Year fixed 3.0-3.5% $4,466 $4,623 76.1% $4,665 3.5% 12 4.0-4.5% 11,045 11,860 97.6% 11,820 4.2% 17 ≥ 5.0% 552 616 86.4% 599 5.4% 76 16,063 17,099 91.3% 17,084 4.1% 18 Hybrid ARMs 23 25 —% 24 4.9% 163 Other 224 223 0.7% 216 4.6% 148 IOs and IIOs 3,615 309 (2) —% 320 3.2% 102 Total $19,925 $17,656 88.5% $17,644 (1) Includes securities with implicit or explicit protection including lower loan balances (securities collateralized by loans less than or equal to $175K of initial principal balance), higher LTVs (securities collateralized by loans with greater than or equal to 80% LTV), certain geographic concentrations and lower FICO scores. (2) Represents market value of $208.0 million of IOs and $101.3 million of Agency Derivatives.

Rates: Mortgage Servicing Rights(1) 23 As of June 30, 2017 As of September 30, 2017 Fair value ($M) $898.0 $930.6 Unpaid principal balance ($M) $84,814.2 $88,789.8 Weighted average coupon 3.9% 3.9% Original FICO score(2) 754 753 Original LTV 73% 73% 60+ day delinquencies 0.2% 0.3% Net servicing spread 25.4 basis points 25.4 basis points Vintage: Pre-2009 0.4% 0.4% 2009-2012 16.8% 15.4% Post 2012 82.8% 84.2% (1) Excludes residential mortgage loans held-for-investment in securitization trusts for which the company is the named servicing administrator. (2) FICO represents a mortgage industry accepted credit score of a borrower.

Credit: Non-Agency Securities Metrics 24 LEGACY NON-AGENCY PORTFOLIO COMPOSITIONNON-AGENCY PORTFOLIO YIELDS AND METRICS (1) Weighted average cost basis includes legacy non-Agency principal and interest securities only. Average purchase price utilized carrying value for weighting purposes. If current face were utilized for weighting purposes, total legacy non-Agency securities excluding the company’s non-Agency interest-only portfolio would have been $57.40 at September 30, 2017. Portfolio Yield Realized Q2-2017 At June 30, 2017 Realized Q3-2017 At September 30, 2017 Non-Agency yield 8.4% 8.2% 8.1% 7.7% Repo and FHLB costs 2.9% 2.9% 3.0% 3.0% Swap costs 0.1% —% —% —% Net interest spread 5.4% 5.3% 5.1% 4.7% LEGACY NON-AGENCY CPR Non-Agency: Loan Type June 30, 2017 September 30, 2017 Sub-prime 79% 79% Option-ARM 11% 10% Prime 2% 2% Alt-A 8% 9% Portfolio Metrics Q2-2017 Q3-2017 Weighted average 3-month CPR 6.2% 6.4% Weighted average cost basis(1) $60.5 $60.0 10.0% 5.0% 0.0% Q3-2016 Q4-2016 Q1-2017 Q2-2017 Q3-2017 7.3% 6.2% 6.7% 6.2% 6.4%

Credit: Legacy Non-Agency Securities

As of September 30, 2017	Senior Bonds	Mezzanine Bonds	Total P&I
Portfolio characteristics:			
Carrying value ($M)	$1,558.4	$752.8	$2,311.2
% of non-Agency portfolio	67.4%	32.6%	100.0%
Average purchase price(1)	$57.38	$65.30	$59.96
Average coupon	2.7%	2.0%	2.5%
Weighted average market price(2)	$76.97	$77.21	$77.05
Collateral attributes:			
Average loan age (months)	134	142	137
Average loan size ($K)	$369	$358	$366
Average original Loan-to-Value	69.8%	69.1%	69.6%
Average original FICO(3)	634	574	615
Current performance:			
60+ day delinquencies	22.8%	20.0%	21.9%
Average credit enhancement(4)	8.2%	15.8%	10.7%
3-Month CPR(5)	5.6%	8.0%	6.4%

(1) Average purchase price utilized carrying value for weighting purposes. If current face were utilized for weighting purposes, the average purchase price for senior, mezzanine and total legacy non-Agency securities, excluding our non-Agency interest-only portfolio, would have been $54.87, $62.66 and $57.40, respectively.

(2) Weighted average market price utilized current face for weighting purposes.

(3) FICO represents a mortgage industry accepted credit score of a borrower.

(4) Average credit enhancement remaining on our legacy non-Agency portfolio, which is the average amount of protection available to absorb future credit losses due to defaults on the underlying collateral.

(5) 3-Month CPR is reflective of the prepayment speed on the underlying securitization; however, it does not necessarily indicate the proceeds received on our investment tranche. Proceeds received for each security are dependent on the position of the individual security within the structure of each deal.

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Granite Point's Commercial Real Estate Portfolio[1]

$ in millions	Type	Origination Date	Principal Balance	Book Value	Cash Coupon[2]	Yield[3]	Original Term (Years)	State	Property Type	Initial LTV[4]	Stabilized LTV[5]
Asset 1	Senior	12/15	$120.0	$120.0	L + 4.20%	L + 4.43%	4	LA	Mixed-Use	65.5%	60.0%
Asset 2	Senior	09/17	107.5	105.8	L + 4.45%	L + 4.90%	3	CT	Office	62.9%	58.9%
Asset 3	Senior	09/15	105.0	105.0	L + 3.42%	L + 3.79%	3	CA	Retail	70.9%	66.9%
Asset 4	Senior	07/16	100.2	99.1	L + 4.45%	L + 4.99%	4	Various	Office	62.8%	61.5%
Asset 5	Senior	04/16	82.0	81.5	L + 4.75%	L + 5.44%	3	NY	Industrial	75.9%	55.4%
Asset 6	Senior	11/15	78.3	78.3	L + 4.20%	L + 4.67%	3	NY	Office	66.4%	68.7%
Asset 7	Senior	10/16	76.1	75.5	L + 4.37%	L + 4.83%	4	NC	Office	72.4%	68.1%
Asset 8	Senior	05/17	68.7	67.7	L + 4.10%	L + 4.82%	4	MA	Office	71.3%	71.5%
Asset 9	Senior	12/16	62.3	60.8	L + 4.11%	L + 4.87%	4	FL	Office	73.3%	63.2%
Asset 10	Senior	06/16	51.8	51.5	L + 4.49%	L + 4.93%	4	HI	Retail	76.2%	57.4%
Asset 11	Senior	01/17	52.0	51.4	L + 4.75%	L + 5.24%	4	SC	Office	67.6%	67.1%
Asset 12	Senior	09/17	51.5	50.8	L + 4.38%	L + 4.78%	3	NY	Industrial	68.7%	72.0%
Asset 13	Senior	12/15	48.1	48.1	L + 4.65%	L + 4.87%	4	PA	Office	74.5%	67.5%
Asset 14	Mezzanine	03/15	45.9	45.9	L + 6.75%	L + 7.61%	5	Various	Hotel	70.3%	63.5%
Asset 15	Senior	06/17	45.0	44.4	L + 4.50%	L + 5.24%	3	CA	Hotel	54.7%	48.6%
Assets 16-57	Various	Various	1,094.9	1,085.6	L + 4.85%	L + 5.45%	3	Various	Various	71.0%	65.4%
Total/Weighted Average			**$ 2,189.3**	**$ 2,171.4**	**L + 4.62%**	**L + 5.18%**	**4**			**69.8%**	**64.3%**

(1) Due to the company's controlling ownership interest in Granite Point, the company consolidates Granite Point on its financial statements and reflects noncontrolling interest for the portion of equity and comprehensive income not attributable to the company.
(2) Cash coupon does not include origination or exit fees. Weighted average cash coupon excludes fixed rate loans.
(3) Yield includes net origination fees and exit fees, but does not include future fundings, and is expressed as a monthly equivalent yield. Weighted average yield excludes fixed rate loans.
(4) Initial LTV considers "as is" value (as determined in conformance with the Uniform Standards of Professional Appraisal Practice, or USPAP) of the underlying property or properties, as set forth in the original appraisal.
(5) Stabilized LTV considers the "as stabilized" value (as determined in conformance with USPAP) of the underlying property or properties, as set forth in the original appraisal. "As stabilized" value may be based on certain assumptions, such as future construction completion, projected re-tenanting, payment of tenant improvement, leasing commissions allowances or free or abated rent periods, or increased tenant occupancies.

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Financing

$ in millions

Outstanding Borrowings and Maturities[1]	Repurchase Agreements	FHLB Advances	Revolving Credit Facilities	Convertible Notes	Total Outstanding Borrowings	Percent (%)
Within 30 days	$ 3,167.5	$ —	$ —	$ —	$ 3,167.5	15.4%
30 to 59 days	2,911.8	—	—	—	2,911.8	14.1%
60 to 89 days	—	—	20.0	—	20.0	0.1%
90 to 119 days	3,298.6	—	—	—	3,298.6	16.0%
120 to 364 days	7,478.6	—	20.0	—	7,498.6	36.4%
One to three years	1,440.9	815.0	—	—	2,255.9	10.9%
Three to five years	—	—	—	282.5	282.5	1.4%
Ten years and over[2]	—	1,183.8	—	—	1,183.8	5.7%
	$ 18,297.4	$ 1,998.8	$ 40.0	$ 282.5	$ 20,618.7	100.0%
Collateral Pledged for Borrowings[3]	**Repurchase Agreements**	**FHLB Advances**	**Revolving Credit Facilities[4]**	**Convertible Notes**	**Total Collateral Pledged**	**Percent (%)**
Available-for-sale securities, at fair value	$ 17,940.1	$ 2,048.9	$ —	n/a	$ 19,989.0	88.8%
Derivative assets, at fair value	101.2	—	—	n/a	101.2	0.5%
Commercial real estate assets	1,997.1	33.6	—	n/a	2,030.7	9.0%
Mortgage servicing rights, at fair value	—	—	160.6	n/a	160.6	0.7%
Net economic interests in consolidated securitization trusts	224.4	2.1	—	n/a	226.5	1.0%
	$ 20,262.8	$ 2,084.6	$ 160.6	n/a	$ 22,508.0	100.0%

(1) Weighted average of 1.5 years to maturity.
(2) Includes FHLB advances of $1.2 billion with original maturities of 20 years.
(3) Excludes FHLB membership and activity stock totaling $85.2 million.
(4) Revolving credit facilities over-collateralized due to operational considerations.

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Maturities Notional Amounts ($B)(1) Average Fixed Pay Rate(2) Average Receive Rate(2) Average Maturity Years(2) Payers 2017 $0.9 0.721% 1.322% 0.2 2018 4.3 1.155% 1.314% 0.8 2019 1.0 1.524% 1.313% 1.8 2020 1.6 1.542% 1.311% 3.0 2021 and after 7.8 1.793% 1.321% 5.9 $15.6 1.509% 1.317% 3.6 Maturities Notional Amounts ($B) Average Pay Rate Average Fixed Receive Rate Average Maturity (Years) Receivers 2019 0.5 1.314% 1.582% 1.9 2020 0.2 1.312% 1.642% 2.8 2021 and after 3.7 1.316% 2.187% 7.2 $4.4 1.316% 2.093% 6.4 Interest Rate Swaps 28(1) Notional amount includes $200.0 million in forward starting interest rate swaps as of September 30, 2017. (2) Weighted averages exclude forward starting interest rate swaps. As of September 30, 2017, the weighted average fixed pay rate on interest rate swaps starting in 2017 was 2.7%.

Interest Rate Swaptions 29 Option Underlying Swap Swaption Expiration Cost ($M) Fair Value ($M) Average Months to Expiration Notional Amount ($M) Average Pay Rate Average Receive Rate Average Term (Years) Purchase Contracts: Payer <6 Months $9.3 $6.3 3.9 $3,225 2.25% 3M LIBOR 5.0 Total Payer $9.3 $6.3 3.9 $3,225 2.25% 3M LIBOR 5.0 Receiver <6 Months $17.6 $7.7 2.3 $4,570 3M LIBOR 1.96% 8.0 Receiver >6 Months — 4.5 7.8 250 3M LIBOR 2.35% 10.0 Total Receiver $17.6 $12.2 3.1 $4,820 3M LIBOR 1.98% 8.1 Sale Contracts: Payer <6 Months $— $— 0.4 ($600) 2.42% 3M LIBOR 5.0 Total Payer $— $— 0.4 ($600) 2.42% 3M LIBOR 5.0 Receiver <6 Months ($9.3) ($5.3) 3.8 ($4,006) 3M LIBOR 1.72% 5.0 Receiver >6 Months (1.4) (3.8) 7.8 (625) 3M LIBOR 1.95% 10.0 Total Receiver ($10.7) ($9.1) 4.3 ($4,631) 3M LIBOR 1.75% 5.7